                                        EX-99.B(g)wracadel

                       RULE 17f-5 DELEGATION AGREEMENT

     By its execution of this Delegation Agreement by and between WADDELL &
REED ADVISORS FUNDS, INC., on behalf of the ACCUMULATIVE FUND series (the
Fund), a management investment company registered with the Securities and
Exchange Commission (the Commission) under the Investment Company Act of
1940, as amended (the 1940 Act), and UMB BANK, N. A. (the Custodian), the Fund hereby directs the Custodian to appoint Brown Brothers Harriman &
Co., a New York limited partnership with an office in Boston,
Massachusetts, as the Approved Foreign Custody Manager under the terms of the Custodian Agreement between the Fund and the Custodian (the Delegate)
to perform certain functions with respect to the custody of the Fund's
Assets (as defined in Section 14 of this Delegation Agreement) outside the
United States of America.

     WHEREAS, the Delegate has previously agreed to provide global custody services to the Custodian on behalf of the Fund through a Foreign Custody
Manager Delegation Agreement dated May 13, 1998, as amended from time to time; and

     WHEREAS,  the  Commission  amended  Rule  17f-5  under  the  1940  Act concerning arrangements for the custody of the foreign assets of registered investment companies; and

     WHEREAS,  this  Delegation  Agreement  supersedes  the prior Foreign
Custody Manager Delegation  Agreement between the Custodian, on behalf of the Fund, and the Delegate dated May 13, 1998;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and Custodian agree as follows.
Capitalized terms shall have the meaning indicated in Section 14 of this
Delegation Agreement unless otherwise indicated.

1.   Maintenance of  Fund's Assets  Abroad. The  Fund,  acting through  its
Board of Directors  (the   Board), or  its duly authorized  representative,
hereby instructs the Custodian to  enter into a written agreement with  the
Delegate to place and maintain the Fund's Assets outside the United  States in  accordance  with  instructions  received  from  the  Fund's  investment adviser. (An investment adviser may include any duly authorized sub-adviser to the Fund.)  Such instruction shall represent a Proper Instruction  under the terms of  the Custodian  Agreement between the  Fund and the  Custodian dated  May  13, 1998,  as  amended  from  time  to time (the Custodian
Agreement). The Fund acknowledges that: (a) the Custodian shall direct the
Delegate to perform services  hereunder only with respect to the  countries where the Delegate provides custodial services to the Fund as set forth  in
Schedule A to this Delegation Agreement; (b) depending on conditions in the particular country,  advance notice may  be required  before the  Delegate, upon the Custodian's direction, shall be  able to perform its duties in  or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of  duties in such  country);  and  (c) nothing  in  this Delegation  Agreement  shall require the  Custodian  to  direct the  Delegate  to provide  delegated  or custodial services  in any  country, and  there may  from time  to time  be countries  as  to  which  the  Delegate  determines  it  will  not  provide delegation services.

2.   Delegation. Pursuant to  the provisions of  Rule 17f-5 under the  1940
Act, and on behalf  of and at the  direction of the Fund, the Board  hereby directs the  Custodian, and  the Custodian  hereby agrees,  to appoint  the
Delegate to  perform  only  those  duties  set  forth  in  this  Delegation
Agreement concerning the safekeeping of  each Fund's Assets in each of  the countries as to which Custodian has reported to the Fund that the Custodian shall have  appointed  the Delegate  to  act pursuant  to Rule  17f-5.  The
Custodian is  hereby authorized  to take such  actions, and  to direct  the
Delegate to take such actions, on  behalf of or in the name of the Fund  as are reasonably  required  to discharge  its  duties under  this  Delegation
Agreement, including, without limitation, to cause the Fund's Assets to  be placed with a particular Eligible Foreign Custodian in accordance herewith.
The Fund confirms that its  Board or investment adviser has considered  and accepted the  Sovereign Risk  and prevailing Country  Risk as  part of  its continuing investment decision process.

3.   Selection of Eligible  Foreign Custodian and Contract  Administration.
The Custodian shall direct the Delegate pursuant to a written agreement  to perform the  following duties  with respect  to the  selection of  Eligible
Foreign Custodians and  administration of  certain contracts governing  the
Fund's foreign custodial arrangements:

     (a)  Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; provided that, the Delegate  shall be required to  determine that the Fund's  Assets will be subject  to reasonable  care based on  the standards applicable  to custodians in the relevant  market, after considering all factors  relevant to the safekeeping of such assets, including without limitation:

               (i)  The Eligible Foreign Custodian's practices, procedures, and internal  controls, including, but  not limited  to, the  physical protections available for certificated securities (if applicable), the controls and procedures  for dealing  with any Securities  Depository, the method of  keeping custodial  records, and the  security and  data protection practices;

              (ii)  Whether  the   Eligible  Foreign   Custodian  has  the
    requisite financial strength to provide reasonable care for the Fund's
    Assets;

             (iii)  The   Eligible    Foreign   Custodian's    general
    reputation and standing; and

              (iv)  Whether the  Fund will  have jurisdiction  over and  be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible  Foreign
    Custodian in the  United States or  such Eligible Foreign  Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The  Delegate  shall  be  required  to  make  the  foregoing  determination consistent with  the  standard of  care  set forth  in  Section 9  of  this
Delegation Agreement.

    (b)  Contract Administration. The Custodian shall require that  the

Delegate cause  that  the foreign  custody  arrangements with  an  Eligible
Foreign Custodian be governed by  a written contract that the Delegate  has determined will provide reasonable care for the Fund's Assets based on  the standards applicable to custodians in the relevant market after considering all factors relevant to the  safekeeping of the Fund's Assets as  specified in Rule 17f-5(c)(1). Each such contract  shall, except as set forth in  the last paragraph of this subsection (b), include provisions that provide:

               (i)  For indemnification or  insurance arrangements (or  any combination of the  foregoing) such that  the Fund will be  adequately protected against the risk of  loss of assets held in accordance  with such contract;

              (ii)  That the  Fund's  Assets will  not  be subject  to  any right, charge, security interest, lien  or claim of any kind in  favor of the Eligible Foreign Custodian or its creditors, except a claim  of payment for their  safe custody or administration  or, in the case  of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

              (iii) That beneficial  ownership  of the  Fund's  Assets
    will be  freely transferable  without the  payment of  money or  value other than for safe custody or administration;

               (iv) That adequate  records will  be maintained  identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

                (v) That the Fund's independent public accountants will  be given access to those records described in (iv) above or  confirmation of the contents of such records; and

               (vi) That the Delegate  will receive  sufficient and  timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing foreign  assets held for the benefit of the Fund.

    The Custodian may permit in its agreement with the Delegate that  such contract may contain, in lieu of any or all of the provisions  specified in this Section 3(b), such other provisions that the Delegate determines  will provide, in  their  entirety, the  same  or a  greater  level of  care  and protection for  the Fund's  Assets as  the specified  provisions, in  their entirety.

    (c)  Limitation to  Delegated Selection.  Notwithstanding anything  in this Delegation  Agreement  to  the  contrary, the  agreement  between  the
Custodian and the Delegate may provide that the duties under this Section 3 shall apply only  to Eligible Foreign  Custodians selected by the  Delegate and shall not apply to any Eligible Foreign Custodian that the Delegate  is directed to use pursuant to Section 8 of this Delegation Agreement.

4.  Monitoring. The  Custodian  shall enter  into  an agreement  with  the
Delegate that requires  the Delegate to establish  a system to monitor  the appropriateness of  maintaining  each  Fund's  Assets  with  each  Eligible
Foreign Custodian  that  has  been selected  by  the Delegate  pursuant  to
Section 3  of this  Delegation Agreement.  The Custodian  shall direct  the
Delegate to  monitor the  continuing appropriateness  of  placement of  the
Fund's Assets  in accordance with  the criteria  established under  Section
3(a) of  this Delegation Agreement  and such  Eligible Foreign  Custodian's actual performance in accordance  with the written contract as provided  in
Section 3(b) of this  Delegation Agreement. The Custodian shall direct  the
Delegate  to  monitor  the  continuing  appropriateness  of  the   contract
governing  the  Fund's  arrangements   in  accordance  with  the   criteria
established under Section 3(b) of this Delegation Agreement.

5.  Reporting. The  Custodian  shall  enter  into an  agreement  with  the
Delegate providing that,  initially, prior to  the placement of the  Fund's
Assets with  each  Eligible Foreign  Custodian,  and thereafter,  at  least annually and  at  such  other  times  as the  Board  deems  reasonable  and appropriate based  on the  circumstances of  the  Fund's arrangements,  the
Delegate shall provide to the Board  of each Fund, or to the Custodian  for prompt provision to such Board, written reports specifying placement of the
Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to  Section 3  of  this Delegation  Agreement and  shall  promptly report as to  any material  changes to such  foreign custody  arrangements.
Such reporting will include  the appropriateness of maintaining the  Fund's
Assets with a particular custodian under paragraph (c)(1) of Rule 17f-5 and the performance of the contract  under paragraph (c)(2) of Rule 17f-5.  The agreement may provide  that the  Delegate will prepare  such a report  with respect to  any  Eligible  Foreign Custodian  that  the Delegate  has  been instructed to use  pursuant to  Section 8 only  to the extent  specifically agreed with respect to the particular situation.

6.  Withdrawal of  Fund's  Assets.  The  Custodian  shall  enter  into  an agreement with the Delegate providing that, if the Delegate determines that an arrangement with a  specific Eligible Foreign Custodian selected by  the
Delegate consistent with Section  3 of this Delegation Agreement no  longer meets the requirements of said Section, Delegate shall withdraw each Fund's
Assets  from   the  non-complying   arrangement  as   soon  as   reasonably
practicable; provided, however, that  if in the reasonable judgment of  the
Delegate, such withdrawal  would require liquidation  of any of the  Fund's
Assets or would materially impair the liquidity, value or other  investment characteristics of the Fund's Assets, it shall be the duty of the  Delegate to provide information  regarding the particular  circumstances and to  act only in accordance with Proper  Instructions of the Fund or its  investment adviser with respect to such liquidation or other withdrawal.

7.  Precious Metals.  The  Fund  shall,  with respect  to  precious  metal deposits, instruct  the Custodian  to  enter into  a written  agreement  to direct the Delegate to hold such  precious metals on an allocated or on  an
unallocated  basis  in  accordance  with  the  terms  of  this   Delegation
Agreement. Accordingly, the Custodian shall enter into a written  agreement to direct the Delegate to be responsible for exercising reasonable care  in the administration of such  accounts, and to the  extent that the Fund  has appointed the Custodian  to direct the Delegate  to act as foreign  custody manager pursuant  to the  provisions  of Rule  17f-5, the  Custodian  shall direct  the  Delegate  to  comply  with  its  responsibilities  thereunder.
Allocated Precious Metal(s) shall  mean any and all gold, silver,  platinum or palladium  and  any  other metals  maintained  in  any account  with  an
Eligible Foreign Custodian or  its agents in the  name of the Custodian  or its Delegate for the Fund. Unallocated Precious Metal(s) shall mean any and all gold, silver, platinum or palladium and any other metals maintained  in any account with an Eligible  Foreign Custodian or its  agents in the  name of the Custodian or the Delegate for its customers generally.

    (a) Unallocated Precious Metals. The Fund shall be responsible for any
and  all  taxes,  duties,  costs,  charges  or  fees  (including,   without
limitation, insurance, delivery, collection and storage charges) which  may be incurred by the Fund, the  Delegate or the Custodian in connection  with the holding  of or  transacting in  Unallocated Precious  Metals. The  Fund acknowledges that such deposits are  nonfungible and shall be treated as  a cash deposit with  the Eligible Foreign  Custodian or its agents. Provided that the Delegate has exercised reasonable care, prudence and diligence  in its own  acts  or omissions  with  respect to  the administration  of  such
Unallocated Precious Metals and has complied with any duties that have been established pursuant  to this Delegation  Agreement and  provided that the
Custodian has complied with its duties under this Delegation Agreement, the
Custodian shall not  be liable  for the repayment  of Unallocated  Precious
Metals in the event such Eligible Foreign Custodian or its agent, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

    (b) Allocated  Precious  Metals. With  respect to  Allocated  Precious
Metals, the Custodian shall enter  into a written agreement to direct  that the Delegate  be  responsible  for  the  failure of  any  Eligible  Foreign
Custodian or its agents to perform its obligations with respect to  holding or returning of Allocated  Precious Metals. Each Fund shall be  responsible for any and all taxes,  duties, costs, charges or fees (including,  without limitation, insurance, delivery, collection and storage charges) which  may be incurred by the Fund, the  Delegate or the Custodian in connection  with the holding of or transacting in Allocated Precious Metals.

8.  Direction as  to  Eligible  Foreign  Custodian.  Notwithstanding  this
Delegation Agreement, the  Fund, acting through  its Board, its  investment adviser or its other authorized representative, may instruct the  Custodian to direct  the  Delegate to  place  and maintain  the  Fund's Assets  in  a particular  country  or  with  a  particular  Eligible  Foreign  Custodian, including without limitation with respect to investment in countries as  to
which  the  Delegate  reasonably  determines  that  it  will  not   provide
delegation services. In the event that the Delegate determines that it will provide delegation services in  such country or with such Eligible  Foreign
Custodian, the  Custodian will  comply with  the  provisions otherwise  set forth in  this  Delegation  Agreement.  In  the  event  that  the  Delegate reasonably determines that it will not provide delegation services in  such country or with such Eligible Foreign Custodian, the Custodian or  Delegate shall be entitled to rely on  any such instruction as a Proper  Instruction and shall have  no duties  or liabilities under  this Delegation  Agreement with  respect  to  such  arrangement  save  those  that  it  may  undertake specifically in writing with respect to each particular instance;  provided that this  Delegation  Agreement  and  the Custodian  Agreement  shall  not constitute the Custodian or the  Delegate as the exclusive delegate of  any of the Funds for purposes  of Rule 17f-5 and, particularly where  Custodian does not  agree  to  provide  fully  the  services  under  this  Delegation
Agreement and  the  Custodian  Agreement  to  a  Fund  with  respect  to  a particular country, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

9.  Standard of Care.  In carrying  out its duties  under this  Delegation
Agreement, the Custodian agrees  to exercise reasonable care, prudence  and diligence such as a person having responsibility for safekeeping the Fund's
Assets would exercise. In addition, the Custodian will enter into a written agreement with  the Delegate  providing that,  in carrying  out its  duties under  its  agreement  with  the  Custodian,  the  Delegate  will  exercise
reasonable  care,  prudence   and  diligence  such   as  a  person   having
responsibility for safekeeping of the Fund's Assets would exercise.

10. Liability of the Custodian for Actions of Other Persons. The Custodian
shall be  liable  for the  actions  or omissions  of  the Delegate  or  any
Eligible Foreign Custodian  (excluding any Securities Depository  appointed by them) to the same extent as if such actions or omissions  were performed by the Custodian itself, except as provided in Section 8 hereunder. In  the event of  any loss,  damage or  expense suffered  or incurred  by the  Fund caused by or  resulting from the  actions or omissions  of the Delegate  or
Eligible Foreign  Custodian  for which  the  Custodian would  otherwise  be liable, the Custodian  shall promptly reimburse the  Fund in the amount  of any such loss, damage or expense.

11. Representations. The Custodian hereby represents and warrants that  it is a U.S. Bank and that this Delegation Agreement has been duly authorized, executed and delivered by the Custodian  and is a legal, valid and  binding agreement of the  Custodian enforceable against  it in accordance with  its
terms,  except  as  such  enforceability  may  be  limited  by   applicable
bankruptcy laws  and  any  other  similar  laws affecting  the  rights  and remedies of creditors generally and by equitable principles. The  Custodian will enter into an agreement with  the Delegate in which the Delegate  will represent and warrant that it is a U.S. Bank and that the agreement between the Custodian  and the  Delegate  has been  duly authorized,  executed  and delivered by the Delegate  and is a legal,  valid and binding agreement  of the Delegate enforceable against it in accordance with its terms, except as such enforceability may  be limited by  applicable bankruptcy laws and  any other similar laws affecting the rights and remedies of creditors generally and by equitable principles.

     The Fund hereby represents and warrants that its Board has  determined that it is reasonable  to rely on the  Custodian to direct the Delegate  to perform the delegated  responsibilities provided for  herein and that  this
Delegation Agreement has  been duly authorized,  executed and delivered  by the Fund  and  is  a  legal,  valid  and  binding  agreement  of  the  Fund enforceable against  it  in  accordance  with  its terms,  except  as  such enforceability may be limited  by applicable bankruptcy laws and any  other similar laws affecting the  rights and remedies of creditors generally  and by equitable principles.

12.  Effectiveness;  termination.  This   Delegation  Agreement  shall   be
effective as of the date on which this Delegation Agreement shall have been accepted by the  Custodian, as indicated  by the date  set forth below  the
Custodian's signature. This Delegation  Agreement may be terminated at  any time, without penalty, by written notice from the terminating party to  the non-terminating party. Such termination shall be effective on the 60th  day following the date  on which  the non-terminating party  shall receive  the foregoing notice.  The  foregoing  to the  contrary  notwithstanding,  this
Delegation Agreement shall be  deemed to have been terminated  concurrently with the  termination  of  the  Custodian Agreement.  The  Custodian  shall terminate its  agreement  with the  Delegate  pursuant to  this  Delegation
Agreement concurrently with any termination of this Delegation Agreement.

13. Notices.  Notices  and  other  communications  under  this  Delegation
Agreement   are   to   be   made   in accordance  with   the   arrangements
designated for such purpose under the Custodian Agreement unless  otherwise indicated in a writing  referencing this Delegation Agreement and  executed by both parties.

14.  Definitions. Capitalized terms in  this Delegation Agreement have  the following meanings:

   a. Country Risk  -  shall mean,  with  respect to  the  acquisition, ownership, settlement  or custody of investments in a  jurisdiction, all risks  relating to, or arising  in consequence of, systemic  and markets factors affecting the acquisition, payment  for or ownership of investments including (a) the prevalence  of crime and corruption except for crime or corruption by  the Eligible Foreign Custodian or
      its  employees,  directors  or  officers,  (b)   the  inaccuracy  or
      unreliability of  business and  financial information (unrelated  to the Custodian's duties  imposed by Rule 17f-5(c) under the 1940  Act or to the duties imposed upon  it by Rule 17f-7 under the 1940 Act),
      (c) the instability or volatility of  banking and financial systems, or the  absence or inadequacy of  an infrastructure to support  such systems, (d) custody and settlement infrastructure  of the market in which  such  investments are  transacted  and  held, (e)  the  acts, omissions  and  operation of  any  Securities Depository,  it  being understood that this  provision shall not affect any liability  that the Custodian  otherwise would have under this Delegation  Agreement
      or   with   respect   to  foreign   subcustodians   and   securities
      depositories  under the  Custodian Agreement,  (f) the  risk of  the bankruptcy or  insolvency of banking agents, counterparties to  cash and securities transactions, registrars or transfer  agents, (g) the existence of  market conditions which prevent the orderly  execution or settlement of  transactions or which affect the value of  assets, and (h)  the laws relating  to the safekeeping  and recovery of  the
      Fund's  Assets  held  in  custody  pursuant  to  the  terms  of  the
      Custodian  Agreement; provided,  however, that,  in compliance  with
      Rule 17f-5,  neither Sovereign Risk  nor Country Risk shall  include the custody risk  of a particular Eligible Foreign Custodian of  the
      Fund's Assets.

   b. Eligible Foreign Custodian - shall have the meaning set forth  in
      Rule 17f-5(a)(1)  and shall  also include a  bank that qualifies  to serve  as  a  custodian of  assets  of  investment  companies  under
      Section 17(f) of the 1940 Act.

   c. Fund's  Assets  -  shall  mean  any  of  the  Fund's  investments
      (including  foreign  currencies) for  which  the primary  market  is outside the  United States,  and such cash  and cash equivalents  as are reasonably necessary  to effect the Fund's transactions in  such investments.

   d. Proper Instructions -  shall have  the meaning set  forth in  the
      Custodian Agreement.

   e. Securities Depository - shall  have the meaning for an  "Eligible
      Securities Depository" as set forth in Rule 17f-7.

   f. Sovereign Risk  - shall  mean, in  respect  of any  jurisdiction, including  the  United  States of  America,  where  investments  are acquired or  held hereunder  or under  the Custodian Agreement,  (a)
      any act  of war, terrorism,  riot, insurrection or civil  commotion,
      (b)  the  imposition of  any  investment, repatriation  or  exchange
      control  restrictions   by  any  governmental  authority,  (c)   the
      confiscation, expropriation  or nationalization  of any  investments by any governmental authority, whether de  facto or de jure, (d) any devaluation or  revaluation of the  currency, (e) the imposition  of taxes,  levies  or  other charges  affecting  investments,  (f)  any change  in  the  applicable  law,  or  (g)  any  other  economic  or political risk incurred or experienced that  is not directly related to  the economic  or financial  conditions of  the Eligible  Foreign
      Custodian,  except   as  otherwise   provided  in  this   Delegation
      Agreement or the Custodian Agreement.

   g. U. S. Bank - shall have the meaning set forth in Rule 17f-5(a)(7)
      under the 1940 Act.

15.  Governing Law  and Jurisdiction. This Delegation  Agreement shall  be construed in accordance with the laws of the State of New York. The parties hereby submit to the  exclusive jurisdiction of the Federal courts  sitting in the State  of New York  or the Commonwealth  of Massachusetts or of  the
state courts of either such State or such Commonwealth.

16.  Fees. The Custodian shall perform its functions under this  Delegation
Agreement for the  compensation determined  under the Custodian  Agreement.
Neither the Custodian nor the Delegate shall receive separate  compensation from the Fund for the performance  of the duties and services set forth  in this Delegation Agreement.

17.  Integration. This Delegation  Agreement supplements and/or amends  the
Custodian Agreement  with  respect  to  the  selection  and  monitoring  of
Eligible Foreign Custodians, the administration of contracts with  Eligible
Foreign  Custodians,  the  withdrawal  of  assets  from  Eligible   Foreign
Custodians and  the issuance  of reports  in connection  with such  duties;
provided that, in the event that there are any inconsistencies between  the
Delegation Agreement  and the Custodian  Agreement, the  provisions of  the
Delegation Agreement shall govern  for the purpose of compliance with  Rule
17f-5. The terms  of the  Custodian Agreement shall  apply generally as  to matters not  expressly  covered  in this  Delegation  Agreement,  including dealings with the Eligible Foreign Custodians in the course of discharge of
the  Custodian's  obligations  under  the  Custodian  Agreement,  and   the
Custodian's obligation to indemnify the  Fund as set forth in Section  5.06 of the  Custodian Agreement,  and the  Fund's obligation  to indemnify  the
Custodian as  set forth  in Section 5.03  of the  Custodian Agreement,  the terms of  which  are  incorporated  herein by  reference.  This  Delegation
Agreement supersedes the Foreign Custody Manager Delegation Agreement dated
May 13, 1998, between the Delegate  and UMB BANK, N. A., for and on  behalf of WADDELL & REED ADVISORS FUNDS, INC., on behalf of the ACCUMULATIVE  FUND series.

    IN WITNESS  WHEREOF,  each  of the  parties  hereto has  caused  this
Delegation Agreement  to be  duly  executed and  effective as  provided  in
Section 12 hereof.

WADDELL & REED ADVISORS           UMB BANK, N.A.
FUNDS, INC., on behalf of the
ACCUMULATIVE FUND series

By:/s/Kristen A. Richards          By:/s/Ralph R. Santoro
   ----------------------             -------------------
Name:  Kristen A. Richards         Name:  Ralph R. Santoro
Title:  Vice President             Title:  Senior Vice President
Dated as of:  July 1, 2001         Dated as of:  July 1, 2001